Exhibit 99.1 (ii)
HAI LAI EDUCATION TECHNOLOGY LIMITED
AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
AS OF MARCH 31, 2008

HAI LAI EDUCATION TECHNOLOGY LIMITED AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEET
(In thousands, except share-related data)
ASSETS

As of March 31, 2008
RMB
CURRENT ASSETS
Cash and cash equivalents	12,693
Prepaid expenses and other current assets	1,790

Total Current Assets	14,483

PROPERTY AND EQUIPMENT, NET	195,014

OTHER ASSETS
Land use rights, net	50,850

TOTAL ASSETS	260,347

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Deferred revenue	35,452
Dividends payable	1,186
Accrued expenses and other current liabilities	49,405
Income taxes payable	12,909

Total Current Liabilities	98,952

NON-CURRENT LIABILITIES
Notes payable	78,400

TOTAL LIABILITIES	177,352

COMMITMENTS AND CONTINGENCIES	—

SHAREHOLDERS’ EQUITY
Registered capital	25,000
Additional paid-in capital	9,719
Statutory reserve	8,354
Retained earnings	39,922

Total Shareholders’ Equity	82,995

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	260,347

HAI LAI EDUCATION TECHNOLOGY LIMITED AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share-related data)

	For the three months	For the three months
	ended	Ended
	March 31, 2008	March 31, 2007
	RMB	RMB

REVENUES	25,064	17,998

COST OF REVENUES	(11,119)	(8,174)

GROSS PROFIT	13,945	9,824

OPERATING EXPENSES

General and administrative expenses	(134)	(121)

INCOME FROM OPERATIONS	13,811	9,703

OTHER INCOME (EXPENSES)

Bank loan interest	—	(328)

Interest paid to a shareholder	—	(465)

Dividend received	—	29

Interest income	6	106

Total Other (Expenses) Income, net	6	(658)

INCOME BEFORE TAXES	13,817	9,045

INCOME TAX EXPENSE	(2,078)	(1,535)

NET INCOME	11,739	7,510

HAI LAI EDUCATION TECHNOLOGY LIMITED AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands, except share-related data)

	For the three months	For the three months
	ended	ended
	March 31, 2008	March 31, 2007
	RMB	RMB

CASH FLOWS FROM OPERATING ACTIVITIES
Net income	11,739	7,510

Adjusted to reconcile net income to cash provided by operating activities:
Depreciation	4,157	3,266
Amortization on land use rights	267	252
Changes in operating assets and liabilities
(Increase) decrease in:
Prepaid expenses and other current assets	698	(2,843)
Increase (decrease) in:
Deferred revenues	(22,278)	(16,856)
Accrued expenses and other current liabilities	(5,482)	(6,723)
Income taxes payable	1,683	1,542

Net cash used in operating activities	(9,216)	(13,852)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of fixed assets and land use rights	(4,208)	(2,508)

Net cash used in investing activities	(4,208)	(2,508)

CASH FLOWS FROM FINANCING ACTIVITIES
Repayment of notes payable	—	(1,600)

Net cash used in financing activities	—	(1,600)

NET INCREASE IN CASH AND CASH EQUIVALENTS	(13,424)	(17,960)

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	26,117	26,075

CASH AND CASH EQUIVALENTS AT END OF PERIOD	12,693	8,115

HAI LAI EDUCATION TECHNOLOGY LIMITED AND SUBSIDIARIES
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
AS OF MARCH 31, 2008
1.	BASIS OF PREPARATION
Hai Lai Education Technology Limited (“Hai Lai”) was incorporated on June 21, 2001 in the People’s Republic of China (“PRC”) as a limited liability company. The business activities of Hai Lai are science and education development and investment holding.

Foreign Trade Business College of Chongqing Normal University (“FTBC”), a wholly owned subsidiary of Hai Lai, was incorporated in the PRC on June 28, 2001. FTBC is an education and career preparation college that offers bachelor degree and diploma courses in finance, economics, trade, tourism management, advertising, languages, information technology and music. Revenue is generated primarily from student tuition fees and student boarding charges.

Hai Lai formed a wholly owned subsidiary, Hai Yuen Company Limited (“Hai Yuen’), in the PRC on July 30, 2007. Hai Yuen principally provides accommodation and catering services to students.

Hai Lai, FTBC and Hai Yuen are hereinafter referred to as (“the Company”).

The preparation of the unaudited condensed consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the unaudited condensed consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

The accompanying 2008 unaudited condensed consolidated financial statements include the financial statements of Hai Lai, its 100% owned subsidiaries FTBC and Hai Yuen.

All significant inter-company transactions and balances have been eliminated in consolidation.

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information and pursuant to the rules and regulations of the Securities and Exchange Commission. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.

In the opinion of management, the unaudited condensed consolidated financial statements contain all adjustments consisting only of normal recurring accruals considered necessary to present fairly the Company’s financial position at March 31, 2008, the results of operations for the three-month periods ended March 31, 2008 and 2007, and cash flows for the three months ended March 31, 2008. The results for the period ended March 31, 2008 are not necessarily indicative of the results to be expected for the entire fiscal year ending December 31, 2008.

2.	RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS
In February 2007, the Financial Accounting Standards Board (FASB) issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities — Including an Amendment of FASB Statement No. 115 ”. This statement permits entities to choose to measure many financial instruments and certain other items at fair value. Most of the provisions of SFAS No. 159 apply only to entities that elect the fair value option. However, the amendment to SFAS No. 115 “ Accounting for Certain Investments in Debt and Equity Securities ” applies to all entities with available-for-sale and trading securities. SFAS No. 159 is effective as of the beginning of an entity’s first fiscal year that begins after November 15, 2007. The adoption of SFAS No. 159 did not have a material effect on the Company's financial statements.

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements”. SFAS No. 157 defined fair value, establishes a framework for measuring fair value and expands disclosure requirements about fair value measurements. In February 2008, the FASB released FASB Staff Position (FSP FAS 157-2 — Effective Date of FASB Statement No. 157), which delayed the effective date of SFAS No. 157 for all nonfinancial assets and liabilities, expect those that are recognized or disclosed at fair value in the financial statements on a recurring basis (at least annually). The effective date of SFAS No. 157 for all nonrecurring fair value measurements of nonfinancial assets and nonfinancial liabilities until fiscal years beginning after November 15. 2008. The adoption of SFAS No. 157 is not expected to have a material effect on the Company's financial statements.

In December 2007, the Financial Accounting Standards Board (FASB) issued SFAS No. 160, “ Noncontrolling Interests in Consolidated Financial Statements — an amendment of ARB No. 51 ”. This statement improves the relevance, comparability, and transparency of the financial information that a reporting entity provides in its consolidated financial statements by establishing accounting and reporting standards that require; the ownership interests in subsidiaries held by parties other than the parent and the amount of consolidated net income attributable to the parent and to the noncontrolling interest be clearly identified and presented on the face of the consolidated statement of income, changes in a parent’s ownership interest while the parent retains its controlling financial interest in its subsidiary be accounted for consistently, when a subsidiary is deconsolidated, any retained noncontrolling equity investment in the former subsidiary be initially measured at fair value, entities provide sufficient disclosures that clearly identify and distinguish between the interests of the parent and the interests of the noncontrolling owners. SFAS No. 160 affects those entities that have an outstanding noncontrolling interest in one or more subsidiaries or that deconsolidate a subsidiary. SFAS No. 160 is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008. Early adoption is prohibited. The adoption of this statement is not expected to have a material effect on the Company’s financial.

In March 2008, the FASB issued SFAS No. 161, “Disclosures about Derivative Instruments and Hedging Activities, an amendment of FASB Statement No. 133” (SFAS 161). This statement is intended to improve transparency in financial reporting by requiring enhanced disclosures of an entity’s derivative instruments and hedging activities and their effects on the entity’s financial position, financial performance, and cash flows. SFAS 161 applies to all derivative instruments within the scope of SFAS 133, “Accounting for Derivative Instruments and Hedging Activities” (SFAS 133) as well as related hedged items, bifurcated derivatives, and nonderivative instruments that are designated and qualify as hedging instruments. Entities with instruments subject to SFAS 161 must provide more robust qualitative disclosures and expanded quantitative disclosures. SFAS 161 is effective prospectively for financial statements issued for fiscal years and interim periods beginning after November 15, 2008, with early application permitted. We did not expect the adoption of SFAS 161 to have a material impact on our results of operations of financial condition.

3.	INCOME TAX
The Company was incorporated in the PRC and is subject to PRC income tax which is computed according to the relevant laws and regulations in the PRC. The applicable tax rate has been 25% (2007 - 33%).

Hai Yuen, wholly owned subsidiary of Hai Lai, was incorporated in Chongqing of the PRC and subject to PRC income tax which is computed according to the western development preferential policy. Hai Yuen is entitled to an income tax reduction. According to the document of reductions approved by the local tax bureau, the income tax rate was reduced from 25% (2007 - 33%) to 15% on a permanent basis.

FTBC, wholly owned subsidiary of Hai Lai, was incorporated in Chongqing of the PRC and a PRC income tax is accrued at a rate of 15% according to the western development preferential policy.
4.	COMMITMENTS
As at March 31, 2008, the Company had purchase commitments for capital projects in progress of approximately RMB270,000.

5.	SEGMENT INFORMATION
The Company operates in one segment. The Company’s revenue and net income are derived from the operation of a university in the PRC. 100% of the Company’s assets were located in the PRC.
6.	SUBSEQUENT EVENTS
On February 11, 2008, pursuant to an Acquisition Agreement, China Yu Pei Information Technology (Shanghai) Limited, a wholly owned subsidiary of ChinaCast Education Corporation acquired 80% of Hai Lai from Beijing Heng Tai Jufu Investment Limited for RMB480,000,000 (US$65,750,000). This transaction closed on April 11, 2008.